UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 5, 2013 (October 30, 2013)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2013, Quanta Services, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company and certain of the Company’s subsidiaries, as Borrowers, the Company’s U.S. subsidiaries party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the lenders party thereto. The Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of August 2, 2011, as amended, among the Company, as Borrower, the Company’s subsidiaries party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto.

The Credit Agreement provides for a $1,325.0 million senior secured revolving credit facility maturing on October 30, 2018. Up to $400.0 million of the facility is available for revolving loans and letters of credit in certain alternative currencies in addition to the U.S. dollar. The entire amount of the facility is available for the issuance of letters of credit. Up to $50.0 million of the facility is available for swing line loans in U.S. dollars, up to $30.0 million of the facility is available for swing line loans in Canadian dollars and up to $20.0 million of the facility is available for swing line loans in Australian dollars. In addition, subject to the conditions specified in the Credit Agreement, the Company has the option to increase the revolving commitments under the Credit Agreement by up to an additional $300.0 million from time to time upon receipt of additional commitments from new or existing lenders. Borrowings under the Credit Agreement are to be used to refinance existing indebtedness and for working capital, capital expenditures and other general corporate purposes.

As of the closing of the credit facility on October 30, 2013, the Company had approximately $227.6 million of letters of credit issued under the Credit Agreement, all of which were denominated in U.S. dollars, and $47.3 million of outstanding revolving loans. The remaining $1,050.1 million commitment was available for revolving loans or issuing new letters of credit.

Prior to April 1, 2014, amounts borrowed under the Credit Agreement in U.S. dollars bear interest, at the Company’s option, at a rate equal to either (a) the Eurocurrency Rate (as defined in the Credit Agreement) plus 1.25%, or (b) the Base Rate (as described below) plus 0.25%. Amounts borrowed as revolving loans under the Credit Agreement in any currency other than U.S. dollars bear interest at a rate equal to the Eurocurrency Rate plus 1.25%. Standby letters of credit issued under the Credit Agreement are subject to a letter of credit fee of 1.25%, and Performance Letters of Credit (as defined in the Credit Agreement) issued under the Credit Agreement in support of certain contractual obligations are subject to a letter of credit fee of 0.75%. The Company is also subject to a commitment fee of 0.20% on any unused availability under the Credit Agreement.

Effective April 1, 2014, amounts borrowed under the Credit Agreement in U.S. dollars will bear interest, at the Company’s option, at a rate equal to either (a) the Eurocurrency Rate plus 1.125% to 2.125%, as determined based on the Company’s Consolidated Leverage Ratio (as described below), or (b) the Base Rate plus 0.125% to 1.125%, as determined based on the Company’s Consolidated Leverage Ratio. Amounts borrowed as revolving loans under the Credit Agreement in any currency other than U.S. dollars will bear interest at a rate equal to the Eurocurrency Rate plus 1.125% to 2.125%, as determined based on the Company’s Consolidated Leverage Ratio. Standby letters of credit issued under the Credit Agreement will be subject to a letter of credit fee of 1.125% to 2.125%, based on the Company’s Consolidated Leverage Ratio, and Performance Letters of Credit issued under the Credit Agreement in support of certain contractual obligations will be subject to a letter of credit fee of 0.675% to 1.275%, based on the Company’s Consolidated Leverage Ratio. The Company also will be subject to a commitment fee of 0.20% to 0.40%, based on the Company’s Consolidated Leverage Ratio, on any unused availability under the Credit Agreement.

The Consolidated Leverage Ratio is the ratio of the Company’s total funded debt to Consolidated EBITDA (as defined in the Credit Agreement). For purposes of calculating the Consolidated Leverage Ratio, total funded debt is reduced by available cash and Cash Equivalents (as defined in the Credit Agreement) in excess of $25.0 million. The Base Rate equals the highest of (i) the Federal Funds Rate (as defined in the Credit Agreement) plus 1/2 of 1%, (ii) Bank of America’s prime rate and (iii) the Eurocurrency Rate plus 1.00%.

The Company and its U.S. subsidiaries party to the Credit Agreement entered into a Third Amended and Restated Security Agreement (the “Security Agreement”) and a Third Amended and Restated Pledge Agreement (the “Pledge Agreement”) in connection with the Credit Agreement. Subject to certain exceptions, the Credit Agreement is secured by substantially all of the assets of the Company and its wholly-owned U.S. subsidiaries and by a pledge of all of the capital stock of the Company’s wholly-owned U.S. subsidiaries and 65% of the capital stock of the direct foreign subsidiaries of the Company or its wholly-owned U.S. subsidiaries. The Company’s wholly-owned U.S. subsidiaries also guarantee the repayment of all amounts due under the Credit Agreement. Subject to certain conditions, at any time the Company maintains an Investment Grade Rating (defined in the Credit Agreement as two of the following three conditions being met: (i) a corporate credit rating that is BBB- or higher by Standard & Poor’s Rating Services, (ii) a corporate family rating that is Baa3 or higher by Moody’s Investors Services, Inc. or (iii) a corporate credit rating that is BBB- or higher by Fitch Ratings, Inc.), all collateral will automatically be released from the liens created by the Security Agreement and the Pledge Agreement.

The Credit Agreement contains certain covenants, including a maximum Consolidated Leverage Ratio and a minimum interest coverage ratio, in each case as specified in the Credit Agreement. The Credit Agreement limits certain acquisitions, mergers and consolidations, indebtedness, asset sales and prepayments of indebtedness and, subject to certain exceptions, prohibits liens on assets. The Credit Agreement also includes limits on the payment of dividends and stock repurchase programs in any fiscal year except those payments or other distributions payable solely in capital stock.

The Credit Agreement provides for customary events of default and carries cross-default provisions with the Company’s Underwriting, Continuing Indemnity and Security Agreement with its sureties and all of the Company’s other debt instruments exceeding $75.0 million in borrowings or availability. If an Event of Default (as defined in the Credit Agreement) occurs and is continuing, on the terms and subject to the conditions set forth in the Credit Agreement, amounts outstanding under the Credit Agreement may be accelerated and may become or be declared immediately due and payable.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, which acted as Joint Lead Arrangers and Joint Book Managers for the Credit Agreement, and some of the other lenders under the Credit Agreement and their respective affiliates, have provided financial advisory and investment banking services to the Company and its subsidiaries for which they have received customary fees.

The foregoing summary of some of the terms of the Credit Agreement, the Security Agreement and the Pledge Agreement is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed as exhibits to this report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

The Company entered into a Third Amended and Restated Credit Agreement on October 30, 2013, which is more fully described in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Third Amended and Restated Credit Agreement dated as of October 30, 2013, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, the subsidiaries of Quanta Services, Inc. identified therein, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the Lenders party thereto

99.2	Third Amended and Restated Security Agreement dated as of October 30, 2013, among Quanta Services, Inc., the other Debtors identified therein, and Bank of America, N.A., as Administrative Agent for the ratable benefit of the Secured Parties

99.3	Third Amended and Restated Pledge Agreement dated as of October 30, 2013, among Quanta Services, Inc., the other Pledgors identified therein, and Bank of America, N.A., as Administrative Agent for the ratable benefit of the Secured Parties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2013	QUANTA SERVICES, INC.

	By:	/s/ Gérard J. Sonnier
		Name:	Gérard J. Sonnier
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Third Amended and Restated Credit Agreement dated as of October 30, 2013, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, the subsidiaries of Quanta Services, Inc. identified therein, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the Lenders party thereto

99.2	Third Amended and Restated Security Agreement dated as of October 30, 2013, among Quanta Services, Inc., the other Debtors identified therein, and Bank of America, N.A., as Administrative Agent for the ratable benefit of the Secured Parties

99.3	Third Amended and Restated Pledge Agreement dated as of October 30, 2013, among Quanta Services, Inc., the other Pledgors identified therein, and Bank of America, N.A., as Administrative Agent for the ratable benefit of the Secured Parties

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